BrainStorm’s Clinical Trial is Fast-Tracked to Phase IIa,
Representing a Major Milestone for the Company

NEW YORK & PETACH TIKVAH, Israel—January 7, 2013-- BrainStorm Cell Therapeutics (OTC.QB: BCLI), a leading developer of adult stem cell technologies for neurodegenerative diseases, announced today that the Israeli Ministry of Health has fast-tracked its current Phase I/II ALS safety trial to a Phase IIa dose-escalating trial, significantly expediting the company’s clinical development program and saving valuable time. The trial, which will evaluate the safety and preliminary efficacy of BrainStorm’s NurOwn stem cell therapy candidate, will be launched immediately at the Hadassah Medical Center in Jerusalem.

The Ministry of Health approved acceleration to a Phase IIa trial based on evaluation of only 12 of the initial cohort of 24 patients in the company’s Phase I/II trial at Hadassah. In the Phase IIa trial, the second group of 12 patients will receive combined intramuscular and intrathecal administration of NurOwn cells in three cohorts, with increasing doses. The study participants, who have already been recruited, will be followed for three to six months after transplantation.

“Acceleration to Phase IIa will save us critical time, enabling us to proceed much more quickly with achieving our goal of developing an effective treatment for ALS,” commented Dr. Adrian Harel, BrainStorm’s CEO.

Professor Dimitrios Karussis, Principal Investigator of BrainStorm’s Phase I/II trial at Hadassah, commented: “Based on the positive results we have seen for the first 12 patients, we are eager to begin the next stage of clinical testing, and are delighted that the Ministry of Health has given us the green light to proceed to Phase IIa.”

BrainStorm has been conducting a Phase I/II clinical trial in ALS patients at the Hadassah Medical Center in Jerusalem since June 2011, and plans to launch the Phase IIa study immediately. The company is also planning to expand its clinical development to the United States in 2013, pending FDA approval.  Towards that goal, the Company has entered into a Memorandum of Understanding with the University of Massachusetts Medical School and Massachusetts General Hospital to begin ALS human clinical trials at these institutions.

About BrainStorm Cell Therapeutics, Inc.

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn™ technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University. For more information, visit the company’s website atwww.brainstorm-cell.com.

Safe Harbor Statement

Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as “may”, “should”, “would”, “could”, “will”, “expect”, “likely”, “believe”, “plan”, “estimate”, “predict”, “potential”,  and similar terms and phrases are intended to identify these forward-looking statements.  The potential risks and uncertainties include, without limitation, risks associated with BrainStorm's limited operating history, history of losses; minimal working capital, dependence on its license to Ramot's technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov.  These factors should be considered carefully, and readers should not place undue reliance on BrainStorm’s forward-looking statements.  The forward-looking statements contained in this press release are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management’s beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contacts
BrainStorm Cell Therapeutics Inc. (OTC.QB: BCLI)
Dr. Adrian Harel, CEO
Phone: +972-3-9236384
  info@brainstorm-cell.com
www.brainstorm-cell.com